Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dror Svorai, the Chief Executive Officer and the Chief Financial Officer of Onteco Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Annual Report on Form 10-K of Onteco Corporation for fiscal year ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Onteco Corporation.

Dated: August 21, 2012

/s/ "Dror Svorai"
Dror Svorai President, Chief Executive Officer

/s/ "Dror Svorai"
Dror Svorai Chief Financial Officer, Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Onteco Corporation and will be retained by Onteco  Corporation and furnished to the Securities and Exchange Commission or its staff upon request.